UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2023, Olin Corporation (the “Company”) announced that, by mutual agreement, Mr. Scott Sutton will step down as the Company’s President, Chief Executive Officer and Chairman of the Board in the first half of 2024. Mr. Sutton will continue as President, Chief Executive Officer and Chairman of the Board until his departure from the Company.

The Company has commenced an immediate search to identify Mr. Sutton’s successor.

Mr. Sutton’s agreement to step down from his position was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On September 1, 2023, the Company issued a press release announcing Mr. Sutton’s departure. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release Announcing CEO Transition Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: September 1, 2023